Shutterfly Announces Fourth Quarter and Full Year 2017 Financial Results

REDWOOD CITY, Calif. January 30, 2018 -- Shutterfly, Inc. (NASDAQ:SFLY), the leading online retailer and manufacturer of high-quality personalized products and services, today announced financial results for the fourth quarter and full year ended December 31, 2017.

“Q4 was a strong conclusion to a year in which we made significant strides in positioning Shutterfly for long-term, profitable growth,” said Christopher North, President and Chief Executive Officer. “I’m proud of the effort from the Shutterfly team which has allowed us to bring our customers together on a single consumer platform, re-focusing on Shutterfly and Tiny Prints, our two strongest Consumer brands. We exceeded the high-end of guidance on all major metrics thanks to organic growth in the Shutterfly brand, good retention of customers and revenues from legacy websites, accelerating mobile growth, overperformance by Shutterfly Business Solutions, and continued expense control.”

North continued, “At the same time, today we announced a definitive agreement to acquire Lifetouch, the leader in school photography. Lifetouch is a strong strategic fit, bringing significant synergies while adding scale and profitability. With this acquisition, and continued growth in our existing Shutterfly business, we are targeting a minimum of $450 million of Adjusted EBITDA by 2020.” Please see our separate press release announcing Shutterfly’s definitive agreement to acquire privately-held Lifetouch.

Fourth Quarter 2017 Financial Highlights

Net revenues totaled $593.8 million, a 6% year-over-year increase. Consumer net revenues totaled $521.8 million, flat year-over-year which were better than anticipated, as growth in the Shutterfly brand was offset by loss of revenue from the three websites we shut down. Shutterfly Business Solutions net revenues totaled $71.9 million, an 81% year-over-year increase.

GAAP Operating income totaled $179.0 million, a $25.2 million or 16% year-over-year increase. Net income was $111.7 million or $3.37 per share. Adjusted EBITDA was $215.6 million, a $20.8 million or 11% year-over-year increase.

On a proforma basis, which excludes a benefit from tax reform of $8.9 million, Net income was $102.8 million, an increase of $11.9 million or 13%, and Earnings per share increased $0.48 per share to $3.11 per share.

During the fourth quarter of 2017, we repurchased a total of 660 thousand shares for $30.0 million bringing our year-to-date repurchases to over 2.3 million shares and total share repurchases for 2017 to $110.0 million.

Full Year 2017 Financial Highlights

Net revenues totaled $1,190.2 million, a 5% year-over-year increase. Consumer net revenues totaled $997.0 million, flat year-over-year as anticipated, as growth in the Shutterfly brand was offset by loss of revenue from the three websites we shut down. Shutterfly Business Solutions net revenues totaled $193.2 million, a 41% year-over-year increase.

GAAP Operating income totaled $61.6 million and Net income was $30.1 million or $0.88 per share.

On a proforma basis, our operating income was $86.7 million[1], a $37.6 million or a 76% year-over-year increase. Adjusted EBITDA was $234.1 million[2], a $25.6 million or 12% year-over-year increase and Net income was $35.8 million[2], a $19.9 million or 125% year-over-year increase. Earnings per share increased $0.60 per share to $1.05 per share.

[1] Normalized for restructuring charges of $17.0 million and capital lease termination charges of $8.1 million.
[2] Refer to page 14 for reconciliation of GAAP net income to Non-GAAP net income and reconciliation of GAAP net income to Non-GAAP Adjusted EBITDA.

Business Outlook [1]
Full Year 2018:

●	Net revenues to range from $1,220.0 million to $1,260.0 million

●	Consumer revenue to range from $1,020.0 million to $1,050.0 million

●	We anticipate mid-to-high single digit Shutterfly brand growth will be offset by lost revenue from the three websites we shut down

●
We expect Consumer revenue to increase throughout the year. We expect a mid-single digit Consumer decline in the first half of 2018, a return to modest growth in the third quarter of 2018, and high-single digit growth in the fourth quarter of 2018, our first, true like-for-like comparable period

●	SBS revenue to range from $200.0 million to $210.0 million

●	Gross profit margin to range from 48.5% to 49.5% of net revenues

●	Operating income to range from $115.0 million to $135.0 million

●	Effective tax rate of 26.0%

●	Net income per share to range from $1.94 to $2.38

●	Weighted average shares of approximately 33.9 million

●	Adjusted EBITDA to range from $260.0 million to $280.0 million

●	Capital expenditures to be approximately $65.0 million

First Quarter 2018:

●	Net revenues to range from $190.0 million to $194.0 million

●	Consumer net revenue expected to decline mid-single digits over the first quarter of 2017

●	Gross profit margin to range from 38.0% to 38.5% of net revenues

●	Operating loss to range from $34.0 million to $32.0 million

●	Effective tax rate of 26.0%

●	Net loss per share to range from $0.96 to $0.92

●	Weighted average shares of approximately 32.5 million

●	Adjusted EBITDA to range from $3.0 million to $5.0 million

[1] Excludes Lifetouch and acquisition-related expenses.

Notes to the Fourth Quarter 2017 Financial Results and Operating Metrics and 2018 Business Outlook
Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before interest, taxes, depreciation, amortization, stock-based compensation, capital lease termination, and restructuring.
Adjusted EBITDA minus capital expenditures is a non-GAAP financial measure that the Company defines as adjusted EBITDA less purchases of property, plant, and equipment and capitalization of software development costs.
Free cash flow is a non-GAAP financial measure that the Company defines as cash provided by operating activities less capital expenditures.
Consumer segment includes net revenues from cards and stationery, professionally-bound photo books, home décor, personalized gifts, high quality prints, and other photo-based merchandise, and the related shipping revenues as well as rental revenue from the BorrowLenses brand. Consumer also includes net revenues from advertising displayed in the Company’s website.
Shutterfly Business Solutions (SBS) includes net revenues generated from the printing and shipping of marketing and variable data print products and formats.
Average Order Value (AOV) is defined as total net revenues (excluding SBS) divided by total orders.
The foregoing financial guidance replaces any of the Company’s previously issued financial guidance which should no longer be relied upon.

Fourth Quarter Conference Call
Management will review the fourth quarter 2017 financial results and its expectations for the first quarter and full year 2018 on a conference call on Tuesday, January 30, 2018 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To listen to the call and view the accompanying slides, please visit http://www.shutterflyinc.com. In the Investor Relations area, click on the link provided for the webcast, or dial (888) 243-4451 or (412) 542-4135, and ask to be to be joined into the Shutterfly call.  The webcast will be archived and available at http://www.shutterflyinc.com in the Investor Relations section.  A replay of the conference call will be available through Tuesday, February 13, 2018. To hear the replay, please dial (877) 344-7529 or (412) 317-0088 and enter access code 10116000.

Non-GAAP Financial Information
This press release contains non-GAAP financial measures. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures that the Company uses to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP financial measures include non-GAAP net income (loss) and net income (loss) per share, adjusted EBITDA, adjusted EBITDA minus capital expenditures, and free cash flow. The method the Company uses to produce non-GAAP financial measures is not computed according to GAAP and may differ from methods used by other companies.

To supplement the Company's consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to gross margins, operating income (loss), net income (loss), or cash flows provided by (used in) operating activities determined in accordance with GAAP. For more information, please see Shutterfly's SEC Filings, including the most recent Form 10-K and Form 10-Q, which are available on the Securities and Exchange Commission's Web site at www.sec.gov.

We have provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, where possible, except that we have not reconciled our 2020 non-GAAP Adjusted EBITDA target of $450 million to comparable GAAP operating income at this stage of the process because it is unreasonably difficult to provide guidance for stock-based compensation expense, capitalization and amortization of internal-use software and charges related to the proposed acquisition, which are reconciling items between GAAP operating loss and non-GAAP Adjusted EBITDA. The factors that may impact our future stock-based compensation expense and capitalization and amortization of internal-use software are out of our control and/or cannot be reasonably predicted, and therefore we are unable to provide such guidance without unreasonable effort. Factors include our market capitalization and related volatility of our stock price and our inability to project the cost or scope of internally produced software and charges related to the proposed acquisition during this time period.

Notice Regarding Forward-Looking Statements
This media release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include statements regarding our expected positioning for long-term, profitable growth; our minimum Adjusted EBITDA targets by 2020; our business outlook for the first quarter and full year 2018; and statements about historical results that may suggest trends for our business. You can identify these statements by the use of terminology such as “guidance”, “believe”, “expect”, “will”, “should,” “could”, “estimate”, “anticipate” or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. Factors that might contribute to such differences include, among others, decreased consumer discretionary spending as a result of general economic conditions; our ability to expand our customer base and increase sales to existing customers; our ability to meet production requirements; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to develop innovative, new products and services on a timely and cost-effective basis; failure to realize the anticipated benefits of our 2017 restructuring activities; consumer acceptance of our products and services; our ability to develop additional adjacent lines of business; unforeseen changes in expense levels; competition and the pricing strategies of our competitors, which could lead to pricing pressure; the possibility that the closing conditions to the proposed Lifetouch acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a regulatory approval; delay in closing the Lifetouch acquisition or the possibility of non-consummation of the transaction; the risk of stockholder litigation in connection with contemplated Lifetouch Acquisition; the retention of Lifetouch employees and our ability to successfully integrate the Lifetouch businesses; risks inherent in the achievement of anticipated synergies and the timing thereof; and general economic conditions and changes in laws and regulations. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” section of our SEC filings, including our most recent Form 10-K and 10-Q, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and the company assumes no obligation to update this information.

# # #

About Shutterfly, Inc.
Shutterfly, Inc. is the leading online retailer and manufacturer of high-quality personalized products and services. Founded in 1999, the Shutterfly, Inc. brands includes Shutterfly, where your photos come to life in photo books, gifts, and cards and stationery - with premium offerings in its Tiny Prints boutique - as well as wedding invitations and stationery for every step of the planning process; BorrowLenses, the premier online marketplace for photographic and video equipment rentals; and GrooveBook, an iPhone and Android app and subscription service that prints up to 100 mobile phone photos in a GrooveBook and mails it to customers every month. For more information about Shutterfly, Inc. (SFLY), visit www.shutterflyinc.com.

Contacts Investor Relations: Shawn Tabak, 650-610-6026 stabak@shutterfly.com	Media Relations: Nicole Stier, 650-610-6013 nstier@shutterfly.com

Shutterfly, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net revenues	$593,755	$561,226	$1,190,202	$1,134,224
Cost of net revenues	254,218	230,048	619,650	566,117
Restructuring	—	—	1,475	—
Gross profit	339,537	331,178	569,077	568,107
Operating expenses:
Technology and development	43,415	44,043	168,383	166,909
Sales and marketing	78,503	98,301	197,708	233,585
General and administrative	38,597	35,041	117,797	118,503
Capital lease termination	—	—	8,098	—
Restructuring	—	—	15,491	—
Total operating expenses	160,515	177,385	507,477	518,997
Income from operations	179,022	153,793	61,600	49,110
Interest expense	(9,219)	(5,961)	(27,836)	(23,023)
Interest and other income, net	794	122	1,481	501
Income before income taxes	170,597	147,954	35,245	26,588
Provision for income taxes	(58,873)	(56,972)	(5,160)	(10,682)
Net income	$111,724	$90,982	$30,085	$15,906

Net income per share:
Basic	$3.45	$2.70	$0.91	$0.47
Diluted	$3.37	$2.63	$0.88	$0.45
Weighted-average shares outstanding:
Basic	32,372	33,683	33,113	34,097
Diluted	33,114	34,625	34,106	35,190

Stock-based compensation is allocated as follows:
Cost of net revenues	$1,055	$1,143	$4,339	$4,579
Technology and development	2,391	2,854	9,778	8,550
Sales and marketing	3,211	3,748	12,229	15,445
General and administrative	4,206	4,659	17,227	17,118
Restructuring	—	—	814	—
	$10,863	$12,404	$44,387	$45,692

Depreciation and amortization is allocated as follows:
Cost of net revenues	$15,682	$15,914	$60,415	$57,362
Technology and development	6,935	7,542	28,457	32,549
Sales and marketing	2,122	3,124	10,393	14,706
General and administrative	985	2,013	4,597	9,034
Restructuring	—	—	5,999	—
	$25,724	$28,593	$109,861	$113,651

Shutterfly, Inc.
Consolidated Balance Sheets
(In thousands, except par value amounts)
(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$489,894	$289,224
Short-term investments	178,021	26,352
Accounts receivable, net	82,317	57,365
Inventories	11,019	11,751
Prepaid expenses and other current assets	41,383	48,084
Total current assets	802,634	432,776
Long-term investments	9,242	14,479
Property and equipment, net	266,860	284,110
Intangible assets, net	29,671	43,420
Goodwill	408,975	408,975
Other assets	17,418	11,816
Total assets	$1,534,800	$1,195,576

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$297,054	$—
Accounts payable	91,473	58,790
Accrued liabilities	159,248	138,869
Deferred revenue, current portion	24,649	22,929
Total current liabilities	572,424	220,588
Long-term debt	292,457	278,792
Other liabilities	119,195	137,035
Total liabilities	984,076	636,415
Stockholders’ equity:
Common stock, $0.0001 par value; 100,000 shares authorized; 32,297 and 33,637 shares issued and outstanding on December 31, 2017 and December 31, 2016, respectively	3	3
Additional paid-in capital	996,301	949,864
Accumulated other comprehensive income (loss)	1,778	(32)
Accumulated deficit	(447,358)	(390,674)
Total stockholders' equity	550,724	559,161
Total liabilities and stockholders' equity	$1,534,800	$1,195,576

Shutterfly, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2017	2016
Cash flows from operating activities:
Net income	$30,085	$15,906
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	88,946	93,531
Amortization of intangible assets	14,916	20,120
Amortization of debt discount and issuance costs	15,508	14,432
Stock-based compensation	43,573	45,692
Loss on disposal of property and equipment	1,141	738
Deferred income taxes	(161)	8,899
Tax benefit from stock-based compensation	—	290
Excess tax benefits from stock-based compensation	—	(2,413)
Restructuring	10,882	—
Changes in operating assets and liabilities:
Accounts receivable	(24,952)	(2,142)
Inventories	(743)	1,715
Prepaid expenses and other assets	5,603	(19,140)
Accounts payable	32,189	27,128
Accrued and other liabilities	22,537	(11,333)
Net cash provided by operating activities	239,524	193,423

Cash flows from investing activities:
Purchases of property and equipment	(36,745)	(56,264)
Capitalization of software and website development costs	(34,006)	(33,423)
Purchases of investments	(205,466)	(29,422)
Proceeds from the maturities of investments	45,257	28,234
Proceeds from the sales of investments	13,874	12,213
Proceeds from sale of property and equipment	21,724	14,261
Net cash used in investing activities	(195,362)	(64,401)

Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	677	2,104
Repurchases of common stock	(110,000)	(112,488)
Excess tax benefits from stock-based compensation	—	2,413
Principal payments of capital lease and financing obligations	(29,380)	(19,377)
Payment for contingent consideration liabilities	—	(1,313)
Proceeds from borrowings, net of issuance costs	295,211	—
Net cash provided by (used in) financing activities	156,508	(128,661)

Net increase in cash and cash equivalents	200,670	361
Cash and cash equivalents, beginning of period	289,224	288,863
Cash and cash equivalents, end of period	$489,894	$289,224

Supplemental schedule of non-cash investing / financing activities:
Net increase (decrease) in accrued purchases of property and equipment	$2,693	$(4,013)
Net decrease in accrued capitalized software and website development costs	(396)	(319)
Stock-based compensation capitalized with software and website development costs	1,373	1,560
Property and equipment acquired under capital leases	19,145	23,946

Shutterfly, Inc.
Consumer Metrics Disclosure
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Consumer Metrics
Customers [1]	6,110,833	6,219,011	10,048,431	10,115,763
year-over-year change	(2)%		(1)%

Orders	10,463,752	10,869,499	26,328,121	27,108,889
year-over-year change	(4)%		(3)%

Average order value [2]	$49.87	$47.98	$37.87	$36.80
year-over-year change	4%		3%

[1] An active customer is defined as one that has transacted in the last trailing twelve months.
[2] Average order value excludes Shutterfly Business Solutions revenue.

Shutterfly, Inc.
Segment Disclosure
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Consumer
Net revenues	$521,809	$521,484	$996,963	$997,556
Cost of net revenues	193,320	198,949	456,665	455,387
Restructuring	—	—	1,475	—
Gross profit	$328,489	$322,535	$538,823	$542,169
Consumer gross profit margin	63.0%	61.8%	54.0%	54.3%

Shutterfly Business Solutions (SBS)
Net revenues	$71,946	$39,742	$193,239	$136,668
Cost of net revenues	58,812	28,673	154,068	100,582
Gross profit	$13,134	$11,069	$39,171	$36,086
SBS gross profit margin	18.3%	27.9%	20.3%	26.4%

Corporate [1]
Net revenues	$—	$—	$—	$—
Cost of net revenues	2,086	2,426	8,917	10,148
Gross profit	$(2,086)	$(2,426)	$(8,917)	$(10,148)

Consolidated
Net revenues	$593,755	$561,226	$1,190,202	$1,134,224
Cost of net revenues	254,218	230,048	619,650	566,117
Restructuring	—	—	1,475	—
Gross profit	$339,537	$331,178	$569,077	$568,107

Gross profit margin	57.2%	59.0%	47.8%	50.1%

Gross profit margin excluding restructuring	57.2%	59.0%	47.9%	50.1%

[1] Corporate category includes activities that are not directly attributable or allocable to a specific segment. This category consists of stock-based compensation and amortization of intangible assets.

Shutterfly, Inc.
Consumer Revenues by Brand
(In thousands)
(Unaudited)

	Three Months Ended								Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Consumer net revenues
Shutterfly brand	$114,407	$133,387	$111,035	$404,101	$123,903	$139,908	$115,883	$464,547	$762,930	$844,242
Tiny Prints Boutique	—	—	—	—	—	—	1,942	48,932	—	50,874
Tiny Prints [1]	12,202	14,757	7,963	93,635	10,465	12,917	—	—	128,557	23,382
Wedding Paper Divas [2]	16,407	14,642	11,423	8,957	14,290	11,365	8,523	—	51,429	34,178
MyPublisher [3]	4,980	4,538	4,413	6,561	4,936	6,056	—	—	20,492	10,992
Other	7,385	9,293	9,240	8,230	7,051	8,844	9,070	8,330	34,148	33,295
Total	$155,381	$176,617	$144,074	$521,484	$160,645	$179,090	$135,418	$521,809	$997,556	$996,963

[1] Tiny Prints website shut down on June 28, 2017.
[2] Wedding Paper Divas website shut down on September 13, 2017.
[3] MyPublisher website shut down on May 15, 2017.

Shutterfly, Inc.
Restructuring
(In thousands)
(Unaudited)

Twelve Months Ended
December 31, 2017
Restructuring:
Property and equipment	$8,414
Employee costs	5,851
Inventory	1,475
Other costs	1,226
Total	$16,966

There were no restructuring charges for the three months ended December 31, 2017.

Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended								Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

GAAP net income (loss)	$(29,436)	$(16,485)	$(29,155)	$90,982	$(33,194)	$(22,838)	$(25,607)	$111,724	$15,906	$30,085
Capital lease termination	—	—	—	—	—	8,098	—	—	—	8,098
Restructuring	—	—	—	—	8,976	4,673	3,317	—	—	16,966
Tax benefit impact of restructuring and capital lease termination charges	—	—	—	—	(3,948)	(4,829)	(1,669)	—	—	(10,446)
Benefit from 2017 tax reform legislation	—	—	—	—	—	—	—	(8,875)	—	(8,875)
Non-GAAP net income (loss)	$(29,436)	$(16,485)	$(29,155)	$90,982	$(28,166)	$(14,896)	$(23,959)	$102,849	$15,906	$35,828

GAAP diluted shares outstanding	34,596	34,177	33,932	34,625	33,712	33,579	32,878	33,114	35,190	34,106
Non-GAAP diluted shares outstanding	34,596	34,177	33,932	34,625	33,712	33,579	32,878	33,114	35,190	34,106

GAAP net income (loss) per share	$(0.85)	$(0.48)	$(0.86)	$2.63	$(0.98)	$(0.68)	$(0.78)	$3.37	$0.45	$0.88
Non-GAAP net income (loss) per share	$(0.85)	$(0.48)	$(0.86)	$2.63	$(0.84)	$(0.44)	$(0.73)	$3.11	$0.45	$1.05

Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended								Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

GAAP net income (loss)	$(29,436)	$(16,485)	$(29,155)	$90,982	$(33,194)	$(22,838)	$(25,607)	$111,724	$15,906	$30,085
Interest expense	5,675	5,661	5,726	5,961	5,964	5,955	6,699	9,219	23,023	27,836
Interest and other income, net	(121)	(128)	(130)	(122)	(189)	(244)	(253)	(794)	(501)	(1,481)
Tax (benefit) provision	(17,932)	(10,123)	(18,235)	56,972	(22,341)	(14,713)	(16,660)	58,873	10,682	5,160
Depreciation and amortization	29,114	28,357	27,587	28,593	27,364	25,957	24,815	25,724	113,651	103,862
Stock-based compensation	10,150	10,924	12,214	12,404	11,505	10,469	10,736	10,863	45,692	43,573
Capital lease termination	—	—	—	—	—	8,098	—	—	—	8,098
Restructuring	—	—	—	—	8,976	4,673	3,317	—	—	16,966
Non-GAAP Adjusted EBITDA	$(2,550)	$18,206	$(1,993)	$194,790	$(1,915)	$17,357	$3,047	$215,609	$208,453	$234,099

Shutterfly, Inc.
Reconciliation of Cash Flow from Operating Activities to Non-GAAP Adjusted EBITDA and Adjusted EBITDA minus Capital Expenditures
(In thousands)
(Unaudited)

	Three Months Ended								Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2016 [2]	2016	2016	2016	2017	2017	2017	2017	2016	2017

Net cash provided by (used in) operating activities	$(82,610)	$16,916	$(4,881)	$263,998	$(72,386)	$13,672	$(21,945)	$320,183	$193,423	$239,524
Interest expense	5,675	5,661	5,726	5,961	5,964	5,955	6,699	9,219	23,023	27,836
Interest and other income, net	(121)	(128)	(130)	(122)	(189)	(244)	(253)	(794)	(501)	(1,481)
Tax (benefit) provision	(17,932)	(10,123)	(18,235)	56,972	(22,341)	(14,713)	(16,660)	58,873	10,682	5,160
Changes in operating assets and liabilities	98,604	2,374	29,155	(126,361)	92,194	(2,565)	35,336	(159,600)	3,772	(34,634)
Other adjustments	(6,166)	3,506	(13,628)	(5,658)	(6,265)	5,377	(2,575)	(13,026)	(21,946)	(16,488)
Capital lease termination	—	—	—	—	—	8,098	—	—	—	8,098
Cash restructuring	—	—	—	—	1,108	1,777	2,445	754	—	6,084
Non-GAAP Adjusted EBITDA	(2,550)	18,206	(1,993)	194,790	(1,915)	17,357	3,047	215,609	208,453	234,099
Less: Purchases of property and equipment	(5,497)	(22,005)	(14,957)	(9,792)	(1,669)	(7,252)	(18,302)	(12,215)	(52,251)	(39,438)
Less: Capitalized technology & development costs	(8,168)	(10,052)	(8,819)	(6,065)	(7,726)	(9,602)	(8,488)	(7,794)	(33,104)	(33,610)
Add: Capex adjustments [1]	—	9,827	—	—	—	—	—	—	9,827	—
Adjusted EBITDA minus capital expenditures	$(16,215)	$(4,024)	$(25,769)	$178,933	$(11,310)	$503	$(23,743)	$195,600	$132,925	$161,051

[1] In the second quarter of 2016, the Company acquired and immediately sold $9.8 million of printers.
[2] The Company reclassified an immaterial contingent consideration payment (to Groovebook Founders) in the first quarter of 2016 between operating and financing activities within the cash flow statement.

Shutterfly, Inc.
Reconciliation of GAAP Operating Cash Flow to Free Cash Flow
(In thousands)
(Unaudited)

	Year Ended
	2017	2016	2015

Net cash provided by operating activities	$239,524	$193,423	$165,037
Less: capital expenditures[1]	70,751	79,860	76,669
Free cash flow	$168,773	$113,563	$88,368
% Growth over prior year	49%	29%

[1] Excludes purchase of printers of $9.8 million that the Company acquired and immediately sold during the second quarter of 2016.

Shutterfly, Inc.
Reconciliation of Forward-Looking Guidance for Non-GAAP Financial Measures
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance [1]
	Three Months Ending March 31, 2018		Twelve Months Ending December 31, 2018
	Low	High	Low	High

Net revenues	$190.0	$194.0	$1,220.0	$1,260.0
Consumer revenues			$1,020.0	$1,050.0
SBS revenues			$200.0	$210.0

Gross profit margin	38.0%	38.5%	48.5%	49.5%

Operating income (loss)	($34.0)	($32.0)	$115.0	$135.0
Operating margin	(17.9%)	(16.5%)	9.4%	10.7%

Operating income (loss)	($34.0)	($32.0)	$115.0	$135.0
Stock-based compensation	$12.0	$12.0	$50.0	$50.0
Amortization of intangible assets	$2.4	$2.4	$6.0	$6.0
Depreciation	$22.5	$22.5	$89.0	$89.0
Adjusted EBITDA	$3.0	$5.0	$260.0	$280.0
Adjusted EBITDA margin	1.6%	2.6%	21.3%	22.2%

Capital expenditures			$65.0	$65.0
Capital expenditures as % of net revenues			5.3%	5.2%

Tax rate	26.0%	26.0%	26.0%	26.0%

Net income (loss) per share
Basic	($0.96)	($0.92)	—	—
Diluted	—	—	$1.94	$2.38

Weighted average shares
Basic	32.5	32.5	—	—
Diluted	—	—	33.9	33.9

[1] Excludes Lifetouch and acquisition-related expenses.